UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act 1934

Date of Report (Date of earliest event reported)
May 22, 2012

The Estée Lauder Companies Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
212-572-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 22, 2012, The Estée Lauder Companies Inc. (the “Company”) amended its Amended and Restated Bylaws.  The amendments, which allow for electronic transmission of notices and waivers relating to meetings of stockholders and electronic transmission of notices, waivers and consents relating to meetings of the Board of Directors and committees of the Board of Directors, change: Article II (Meeting of Stockholders), Section 4 (Notice of Meeting); Article III (Board of Directors), Section 8 (Notice of Meetings) and Section 12 (Action without Meeting); Article IV (Committees of the Board of Directors), Section 3 (Action by Written or Electronic Consent); and Article XI (Waiver of Notice). The preceding is qualified in its entirety by reference to the Amended and Restated Bylaws, as adopted by the Board of Directors, attached hereto as Exhibit 3.1 and incorporated herein by reference.

ITEM 9.01	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Financial Statements and Exhibits.

(a) Not Applicable

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of The Estée Lauder Companies Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTĒE LAUDER COMPANIES INC.

Date: May 23, 2012	By:	/s/ Spencer G. Smul
Spencer G. Smul
Senior Vice President, Deputy General Counsel and Secretary

THE ESTĒE LAUDER COMPANIES INC.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of The Éstée Lauder Companies Inc.